EXHIBIT 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this amendment No. 2 to the registration statement on Form S-3 (Form No. 333-77793) of our report dated April 17, 1998, on our audits of the financial statements of WPJ, Inc., d/b/a Integrated Medical Systems, as of December 31, 1996 and 1997, and for the years ended December 31, 1995, 1996 and 1997, which appears in the Current Report on Form 8-K dated May 19, 1998. We also consent to the references to our firm under the caption "Experts."

PricewaterhouseCoopers LLP

Miami, Florida
 July 22, 1999